Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Momentive Performance Materials Holdings LLC of our report dated April 21, 2011 relating to the financial statements and financial statement schedules of Momentive Performance Materials Holdings LLC, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio

April 21, 2011